SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2002

Exact name of Registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and Registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name, former address and former fiscal year, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Items 1 through 4 and 6 through 9 are inapplicable and have been omitted herefrom.

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 29, 2002, the Idaho Public Utilities Commission (IPUC) denied Idaho Power Company's (IPC) petition for reconsideration concerning IPC's request to recover $12 million in lost revenue through IPC's Power Cost Adjustment (PCA) filing.  As previously reported, Idaho Power, in October 2001, made the request to include recovery of lost revenues that resulted from a 2001 irrigation load reduction program in IPC's annual PCA filing.  In April, the IPUC authorized recovery of the program's direct costs - mainly the incentive payments to irrigators -but denied IPC's request to collect $12 million in lost revenues.   IPC then petitioned for reconsideration and in May, the IPUC agreed to reconsider the issue.  After reconsideration the IPUC on August 29th again denied recovery.  This amount will be written off in accordance with accounting principles generally accepted in the United States of America in the third quarter.  The Company has 42 days to determine if it will file an appeal to the Idaho Supreme Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2002

IDACORP, Inc.

By:/s/Darrel T. Anderson

Darrel T. Anderson

Vice President, Chief Financial

Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer